UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building 4, Trident Place, Mosquito Way, Hatfield Hertfordshire	AL10 9UL
(Address of Principal Executive Offices)	(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

New Senior Revolving Credit Agreement

On November 22, 2016, Mylan N.V. (the “Company”) entered into a revolving credit agreement (the “New Senior Revolving Credit Agreement”) among the Company, Mylan Inc., as a guarantor (the “Guarantor”), certain lenders and issuing banks and Bank of America, N.A. as the administrative agent (in such capacity, the “Revolving Administrative Agent”). The New Senior Revolving Credit Agreement contains a revolving credit facility (the “New Senior Revolving Facility”) under which the Company may obtain extensions of credit in an aggregate principal amount not to exceed $2,000,000,000, subject to the satisfaction of customary conditions, in U.S. dollars or alternative currencies including Euro, Sterling, Yen, and any other currency that is approved by the Revolving Administrative Agent and each lender under the New Senior Revolving Facility. The New Senior Revolving Facility includes a $200,000,000 subfacility for the issuance of letters of credit and a $175,000,000 sublimit for swingline borrowings. The swingline borrowings will be made available in U.S. dollars only. The Company may seek additional commitments under the New Senior Revolving Facility from lenders or other financial institutions designated by the Company up to an aggregate amount such that the Company would be in compliance with the financial covenant described below, after giving effect to such increase in the commitments and the application of proceeds therefrom. In determining pro forma compliance with the financial covenant described below, any indebtedness that is proposed to be incurred will be added to the Company’s consolidated total indebtedness, and if such indebtedness is incurred in connection with an acquisition, the consolidated EBITDA of the acquired business for the trailing four quarters will be added to (or, if negative, subtracted from) the Company’s consolidated EBITDA for the same period.

Proceeds from the New Senior Revolving Facility will be used for working capital, capital expenditures and other lawful corporate purposes, including, without limitation, to repay outstanding obligations of the Company and its subsidiaries. The effectiveness of the New Senior Revolving Credit Agreement was concurrent with, and contingent upon, the termination of the Revolving Credit Agreement, dated as of December 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Revolving Credit Agreement”), among the Guarantor, as borrower, the other borrowers and guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent. The New Senior Revolving Facility is guaranteed by (1) the Guarantor; provided that if the Guarantor is no longer a borrower in respect of third party indebtedness in excess of $500,000,000, the Guarantor shall be released from such guarantee at the option of the Company or the Guarantor and (2) each subsidiary of the Company that guarantees (or is otherwise a co-obligor of) third party indebtedness in excess of $500,000,000 of the Company, or if the Guarantor is at such time a guarantor of the New Senior Revolving Facility, indebtedness in excess of $500,000,000 of the Guarantor. As of November 22, 2016, no subsidiary of the Company (other than the Guarantor) is required to provide a guarantee of the New Senior Revolving Facility, but will automatically do so upon the occurrence of the above. The New Senior Revolving Facility is unsecured.

The New Senior Revolving Facility will bear interest at LIBOR (determined in accordance with the New Senior Revolving Credit Agreement) plus 1.200% per annum, if the Company chooses to make LIBOR borrowings, or at a base rate (determined in accordance with the New Senior Revolving Credit Agreement) plus 0.200% per annum. The New Senior Revolving Facility has a facility fee, which currently accrues at 0.175% on the daily amount of the aggregate revolving commitments of the lenders. The applicable margins over LIBOR and the base rate for the revolver can fluctuate based on the long term unsecured senior, non-credit enhanced debt rating of the Company by S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch Ratings, Inc.

The New Senior Revolving Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other material events, maintenance of corporate existence and rights, business, property and insurance and compliance with laws, as well as customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of subsidiary indebtedness, liens, mergers and certain other fundamental changes, investments and loans, acquisitions, transactions with affiliates, payments of dividends and other restricted payments and changes in the Company’s line of business. The New Senior Revolving Credit Agreement contains a financial covenant requiring maintenance of a maximum ratio of 3.75 to 1.00 for consolidated total indebtedness as of the end of any quarter to consolidated EBITDA for the trailing four quarters. This financial covenant will first be tested at the quarter ending December 31, 2016. Following certain qualifying acquisitions (which includes our acquisition of Meda AB (publ) on August 5, 2016), at the Company’s election, the maximum ratio in the financial covenant will be increased to 4.25 to 1.00 for the three full quarters following such qualifying acquisition.

The New Senior Revolving Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a “change in control”, bankruptcy and related events, material judgments, certain events related to pension plans and the invalidity or revocation of any loan document or any guarantee agreement of the Company or any subsidiary that becomes a guarantor as described above. If an event of default occurs under the New Senior Revolving Credit Agreement, the lenders may, among other things, terminate their commitments and declare immediately payable all borrowings.

Amounts drawn on the New Senior Revolving Facility become due and payable on November 22, 2021. Amounts drawn on the New Senior Revolving Facility may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of LIBOR borrowings.

New Senior Term Credit Agreement

On November 22, 2016, the Company entered into a term loan credit agreement (the “New Senior Term Credit Agreement”) among the Company, the Guarantor, as a guarantor, certain lenders and Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Term Administrative Agent”) pursuant to which the Company borrowed $2,000,000,000 in term loans denominated in U.S. dollars (the “Term Loans”). The proceeds of the Term Loans will be used (1) to repay certain existing indebtedness of the Company and its subsidiaries; (2) to pay fees and expenses in connection with the foregoing and (3) to the extent of any excess in the proceeds of the Term Loans after repaying such indebtedness, for working capital expenditures and other lawful corporate purposes. As disclosed under Item 1.02 of this Current Report on Form 8-K, on November 22, 2016, proceeds of the Term Loans were used to repay outstanding obligations under, and thereby terminate, the Facilities Agreement, dated as of December 17, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Meda Credit Agreement”), among Meda AB (publ), as borrower, the lenders from time to time party thereto and Danske Bank A/S, as agent. The effectiveness of the New Senior Term Credit Agreement was concurrent with, and contingent upon, the termination of (i) the Term Credit Agreement, dated as of December 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time), among the Guarantor, as borrower, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, and (ii) the Term Credit Agreement, dated as of July 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time), among the Guarantor, as borrower, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent ((i) and (ii) collectively referred to as the “Existing Credit Agreements”). The New Senior Term Credit Agreement is guaranteed by (1) the Guarantor; provided that if the Guarantor is no longer a borrower in respect of third party indebtedness in excess of $500,000,000, the Guarantor shall be released from such guarantee at the option of the Company or the Guarantor and (2) each subsidiary of the Company that guarantees (or is otherwise a co-obligor of) third party indebtedness in excess of $500,000,000 of the Company, or if the Guarantor is at such time a guarantor of the Term Loans, indebtedness in excess of $500,000,000 of the Guarantor. As of November 22, 2016, no subsidiary of the Company (other than the Guarantor) is required to provide a guarantee of the Term Loans, but will automatically do so upon the occurrence of the above. The Term Loans are unsecured.

The Term Loans currently bear interest at LIBOR (determined in accordance with the New Senior Term Credit Agreement) plus 1.375% per annum, if the Company chooses to make LIBOR borrowings, or at a base rate (determined in accordance with the New Senior Term Credit Agreement) plus 0.375% per annum. The applicable margins over LIBOR and the base rate for the Term Loans can fluctuate based on the long term unsecured senior, non-credit enhanced debt rating of the Company by S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch Ratings, Inc.

The New Senior Term Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other material events, maintenance of corporate existence and rights, business, property and insurance, compliance with laws and repayment of indebtedness and termination of commitments under the Meda Credit Agreement within five business days of closing, as well as customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of subsidiary indebtedness, liens, mergers and certain other fundamental changes, investments and loans, acquisitions, transactions with affiliates, payments of dividends and other restricted payments and changes in the Company’s line of business. The New Senior Term Credit Agreement contains a financial covenant requiring maintenance of a maximum ratio of 3.75 to 1.00 for consolidated total indebtedness as of the end of any quarter to consolidated EBITDA for the trailing four quarters. This financial covenant will first be tested at the quarter ending December 31, 2016. Following certain qualifying acquisitions (which includes our acquisition of Meda AB (publ) on August 5, 2016), at the Company’s election, the maximum ratio in the financial covenant will be increased to 4.25 to 1.00 for the three full quarters following such qualifying acquisition.

The New Senior Term Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a “change in control”, bankruptcy and related events, material judgments, certain events related to pension plans and the invalidity or revocation of any loan document or any guarantee agreement of the Company or any subsidiary that becomes a guarantor as described above. If an event of default occurs under the New Senior Term Credit Agreement, the lenders may, among other things, terminate their commitments and declare immediately payable all borrowings.

The Term Loans mature on November 22, 2019 and have no required amortization payments. The entire principal amount on the Term Loans will be due and payable on November 22, 2019. The Term Loans may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of LIBOR borrowings.

Certain lenders under the New Senior Term Credit Agreement and the New Senior Revolving Credit Agreement have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Indenture

On November 22, 2016, the Company completed its offering of €500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2018 (the “Floating Rate Notes”), €750,000,000 aggregate principal amount of the Company’s 1.250% Senior Notes due 2020 (the “2020 Notes”), €1,000,000,000 aggregate principal amount of the Company’s 2.250% Senior Notes due 2024 (the “2024 Notes”) and €750,000,000 aggregate principal amount of the Company’s 3.125% Senior Notes due 2028 (the “2028 Notes,” together with the 2020 Notes and the 2024 Notes, the “Fixed Rate Notes”), to be issued pursuant to the indenture dated November 22, 2016 (the “Indenture”), among the Company, the Guarantor and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent, registrar and calculation agent (the “Trustee”). The Floating Rate Notes and the Fixed Rate Notes, together, are referred to as the “Notes.”

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Notes are the Company’s senior unsecured indebtedness and are guaranteed on a senior unsecured basis by the Guarantor. In addition, if a subsidiary of the Company becomes a guarantor or an obligor in respect of certain indebtedness, such subsidiary will guarantee the Notes on the terms and subject to the conditions in the Indenture.

The Floating Rate Notes bear interest at a rate per annum, reset quarterly, equal to the sum of (i) three-month EURIBOR (as defined in the Indenture) plus (ii) 0.870%, as determined by the calculation agent for the Floating Rate Notes pursuant to the Indenture; provided, however, that the minimum interest rate for the Floating Rate Notes is zero. Interest on the Floating Rate Notes is payable quarterly in arrears on each February 22, May 22, August 22 and November 22, commencing on February 22, 2017. The Floating Rate Notes will mature on November 22, 2018. The 2020 Notes bear interest at a rate of 1.250% per annum, accruing from November 22, 2016. Interest on the 2020 Notes is payable annually in arrears on November 23, commencing on November 23, 2017. The 2020 Notes will mature on November 23, 2020, subject to earlier repurchase or redemption in accordance with the terms of the Indenture. The 2024 Notes bear interest at a rate of 2.250% per annum, accruing from November 22, 2016. Interest on the 2024 Notes is payable annually in arrears on November 22, commencing on November 22, 2017. The 2024 Notes will mature on November 22, 2024, subject to earlier repurchase or redemption in accordance with the terms of the Indenture. The 2028 Notes bear interest at a rate of 3.125% per annum, accruing from November 22, 2016. Interest on the 2028 Notes is payable annually in arrears on November 22, commencing on November 22, 2017. The 2028 Notes will mature on November 22, 2028, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

At any time and from time to time prior to the date that is one month prior to their maturity date in the case of the 2020 Notes, the date that is two months prior to their maturity date in the case of the 2024 Notes and the date that is three months prior to their maturity date in the case of the 2028 Notes, the Company may redeem some or all of the Fixed Rate Notes of the applicable series, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of (1) 100% of the aggregate principal amount of any Fixed Rate Notes being redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes being redeemed that would be due to their maturity date, in each case, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA), as defined in the rulebook of the International Capital Market Association), at a rate equal to the applicable Bund Rate (as defined in the Indenture) plus 30 basis points with respect to the 2020 Notes, 35 basis points with respect to the 2024 Notes and 45 basis points with respect to the 2028 Notes, plus, in each case, unpaid interest on the Fixed Rate Notes being redeemed accrued to, but excluding, the redemption date. The Floating Rate Notes cannot be redeemed at the option of the Company.

If the Company experiences certain change of control events with respect to a series of Notes, it must offer to purchase all Notes of such series at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of certain of its subsidiaries to enter into sale and leaseback transactions; create liens; and consolidate, merge or sell all or substantially all of the Company’s assets. The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. These covenants and events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture. If an event of default with respect to the Notes of a series occurs under the Indenture, the principal amount of all of the Notes of such series then outstanding, plus accrued and unpaid interest, if any, to the date of acceleration, may become immediately due and payable.

The Company intends to use the net proceeds from this offering to repay, prepay, redeem or otherwise refinance the Company’s or any of the Company’s subsidiaries indebtedness (the “Refinancing”), to pay fees and expenses associated with the Refinancing and for general corporate purposes.

The initial purchasers of the Notes have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 1.02	Termination of a Material Definitive Agreement.

On November 22, 2016, in connection with its entry into the New Senior Term Credit Agreement and the New Senior Revolving Credit Agreement as disclosed in Item 1.01 of this Current Report on Form 8-K, the Company terminated the Meda Credit Agreement, the Existing Credit Agreements and the Existing Revolving Credit Agreement. There were no material early termination penalties incurred as a result of the termination of the Meda Credit Agreement, the Existing Credit Agreements or the Existing Revolving Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the New Senior Revolving Credit Agreement, the New Senior Term Credit Agreement and the Indenture is incorporated by reference into this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: November 29, 2016	By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Chief Financial Officer